Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Qwest Communications International Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-30123, 333-40050, 333-50061, 333-56323, 333-61725, 333-65345, 333-74622, 333-84877, 333-87246, 333-91424, 333-111923, 333-111924, 333-138364 and 333-153438) and the registration statement on Form S-3 (No. 333-156101) of Qwest Communications International Inc. (the Company) of our reports dated February 15, 2011, with respect to the consolidated balance sheets of Qwest Communications International Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ (deficit) equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 Annual Report on Form 10-K of Qwest Communications International Inc.

KPMG LLP

Denver, Colorado

February 15, 2011